Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              UNISTAR GAMING CORP.



        1. The name of the Corporation is Unistar Gaming Corp.

        2. The original Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on January 24, 1995, under the name Unistar Gaming Corp., and amended and restated as of February 21, 1995.

        3. This Amended and Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by written consent of sole stockholder of the Corporation in lieu of a meeting and vote, and duly executed and acknowledged by the officers of the Corporation, all in accordance with the provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

        4. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

        FIRST: The name of the Corporation is Unistar Corporation.

        SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805 in New Castle County. The name of its registered agent at such address is Corporation Service Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corporation Law of the State of Delaware.

        FOURTH:

A. CAPITAL STOCK.

            The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 26 million (26,000,000) shares, of which 25 million (25,000,000) shares will be common stock, par value $.01 per share (the "Common Stock"), and 1 million (1,000,000) shares will be preferred stock, par value $.01 per share (the "Preferred Stock").

B. COMMON STOCK.

        1. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of stockholders.

        2. Subject to the rights of holders of Preferred Stock and subject to any other provisions of this Certificate or any amendments hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time.

C. PREFERRED STOCK.

   1.  Issuance and Authority.

            The Preferred Stock may be issued from time to time, in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation, powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

        (a) the designation of such series, the number of shares to constitute such series and the stated value, if different from the par value thereof;

        (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights, which may be general or limited;

        (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

        (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

        (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

        (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

        (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

        (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

        (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

        (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

                  The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

   2.   Cumulative Convertible Preferred Stock, Series A.

        (a) Definitions. As used in this Section C.2. of Article FOURTH, unless defined herein, capitalized terms shall have the meanings set forth below:

            "Accrued Preferred Dividend" shall have the meaning set forth in Section C.2.(d)(i).

            "Affiliate" shall mean, with respect to a person, any person that directly or indirectly controls, is controlled by, or is under common control with, the person in question.

            "Certified Financial Statements of the Corporation" shall mean, the published audited consolidated balance sheet and consolidated profit and loss statement of the Corporation for a fiscal year or part thereof derived from the published, audited financial statements of the Corporation for the corresponding accounting period (prepared in accordance with GAAP, consistently applied with the published audited financial statements of the Corporation) and certified by the accountants that prepared the Corporation's audited financial statements as having been prepared in accordance with the terms of this Certificate.

            "Certificate Notice" shall have the meaning set forth in Section C.2.(e)(ii)(A).

            "Conversion Date" shall have the meanings set forth in Section C.2.(e)(iii).

            "Conversion Period" shall mean the period ending on January 20, 2002.

            "Conversion Ratio" shall have the meaning set forth in Section C.2.(e)(i).

            "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

            "Current Market Price" shall mean, for any day, the average of the high and low sales prices of the Common Stock as quoted on any national securities exchange or the Nasdaq National Market, as appropriate, for the 30 consecutive business days preceding such date, or if not so quoted, as determined by the Board of Directors of the Corporation in good faith.

            "Dividend Distribution" shall mean a distribution made by the Corporation of cash or other property.

            "Dividend Payment Default" shall mean: (i) the excess of the cumulative aggregate of the Accrued Preferred Dividends over $1,000,000; and
(ii) the Board of Directors shall not have declared and paid by the end of the quarter in which the amount of the excess exceeds $1,000,000 a dividend on the Series A Preferred Stock that eliminates the excess over $1,000,000.

            "Election Period" shall mean (i) with respect to the exercise of the conversion rights set forth in Section C.2.(e)(i)(A), the last three fiscal quarters of the fiscal year following the delivery of the Corporation's audited consolidated financial statements for a fiscal year; and (ii) with respect to the exercise of the conversion rights set forth in Section C.2.(e)(i)(B), the period between the delivery of the Corporation's Form 10-Q for the immediately preceding fiscal quarter and the delivery of the Corporation's Form 10-Q for the succeeding fiscal quarter, provided, however, that, with respect to the Corporation's fiscal year that includes the last day of the Conversion Period,
(A) if the Conversion Period ends within the first quarter thereof, the Election Period shall not terminate until the close of business on the 60th day after the receipt by the holders of the Series A Preferred Stock of the detailed statements required by Section C.2.(j) for the immediately preceding fiscal year, and (B) if the Conversion Period ends within the last three quarters thereof, the Election Period shall not terminate until the close of business on the 60th day after the receipt by the holders of the Series A Preferred Stock of the detailed statements required by Section C.2.(j) for the fiscal quarter immediately preceding the fiscal quarter in which the Conversion Period ends.

            "GAAP" shall mean generally accepted accounting principles in the United States.

            "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends, redemption or upon liquidation, dissolution or winding up) to the Series A Preferred Stock.

            "Maximum Number" shall have the meaning set forth in Section C.2.(e)(i)(A).

            "National Indian Lottery" shall mean the tele-lottery gaming enterprise to be known as the National Indian Lottery pursuant to the Indian Gaming Regulatory Act of 1988, the 1992 Class III Gaming Compact by and between the Coeur D'Alene Tribe and the State of Idaho and the Coeur D'Alene Tribal Charitable Gaming Code, Chapter 30 1.01 - 14.01.

            "Net Income" shall mean net income determined in accordance with GAAP, consistently applied in accordance with the published audited financial statements of the Corporation, with the exceptions that no deductions from gross income will be taken with respect to goodwill or payments, if any, made to EXECUTONE Information Systems, Inc. on indemnity claims arising out of such corporation's guarantees of any loans made by bank(s) to Michael W. Yacenda and Robert Hopwood or any payments of interest accruing under such loans. The costs of the Corporation in arranging credit to be used in financing the operations of the National Indian Lottery in an amount equal to the effective interest rate paid to the lender extending such credit (reflecting, without limitation, all interest, fees and charges imposed in connection with such financing, whether payable at the time of closing of the financing or periodically thereafter, any equity issued in connection with such financing and legal fees and expenses incurred in connection with the arrangement of such financing) shall be charged or amortized against the Net Income of the Corporation whether or not such funds are direct obligations of the Corporation.

            "Net Revenues" shall mean the gross revenues of the Corporation less returns and rebates, and without regard to any excise, sales, franchise or other tax or imposition imposed upon such revenues (other than any tax or imposition based on income).

            "Redemption Date" shall have the meaning set forth in Section C.2.(f)(ii).

            "Redemption Notice" shall have the meaning set forth in Section C.2.(f)(ii).

            "Retained Earnings" shall mean the cumulative consolidated Net Income of the Corporation from the Effective Date, determined without regard to any distributions.

            "Sale" shall have the meaning set forth in Section C.2.(e)(ii)(B).

            "Sale Advance Notice" shall have the meaning set forth in Section C.2.(e)(ii)(B).

            "Sale   Date"   shall  have  the  meaning  set  forth  in  Section
C.2.(e)(ii)(B).

            "Sale Notice" shall have the meaning set forth in Section C.2.(e)(ii)(B).

            "Series A Director" shall have the meaning set forth in Section C.2.(l).

            "Series A Preferred Stock" shall have the meaning set forth in Section C.2.(b)(i).

            "Subsidiary" of any person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such person.

            "Transaction" shall have the meanings set forth in Section C.2.(e)(viii).

            "Unaudited Financial Statements" shall mean, as applicable, the unaudited consolidated balance sheet and consolidated profit and loss statement of the Corporation as derived from the Corporation's most recently prepared Form 10-Q.

            "UEI" shall mean Unistar Entertainment, Inc., an Idaho corporation which is a wholly owned subsidiary of the Corporation.

        (b) Designation.

             (i) The shares of this Series shall be designated "Cumulative Convertible Preferred Stock, Series A" (the "Series A Preferred Stock") and the number of shares initially constituting the Series A Preferred Stock shall be seventy-five thousand (75,000). Shares of the Series A Preferred Stock shall have a par value of $0.01 per share.

             (ii) The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank prior to any other class or series of Preferred Stock and the Common Stock.

        (c) Voting Rights. The holders of Series A Preferred Stock shall have the following voting rights:

             (i) Except as otherwise provided in this Certificate or the General Corporation Law of the State of Delaware, each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together with the shares of Common Stock as a single class at all meetings of stockholders, and with respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast one vote per share.

             (ii) Except as otherwise provided in this Certificate or the General Corporation Law of the State of Delaware, the Series A Preferred Stock shall not be considered as a separate class of shares for any voting purpose, and the holders of the Series A Preferred Stock shall have no separate voting rights and their separate consent shall not be required for the taking of any corporate action. The holders of the shares of the Series A Preferred Stock shall vote as a separate class, to the exclusion of the holders of Junior Stock and any other series of Preferred Stock, with respect to the following matters. The affirmative vote of the holders of 66-2/3% of the outstanding shares of the Series A Preferred Stock taken at a meeting, or by written consent without a meeting, shall be required to approve any of the following matters:

                  (A) A proposed amendment of this Certificate if the amendment would: (I) increase or decrease the aggregate number of authorized shares of the Series A Preferred Stock; (II) effect an exchange or reclassification of all or part of the shares of the Series A Preferred Stock into shares of another class; (III) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the Series A Preferred Stock; (IV) change the designation, rights, preferences or limitations of all or part of the shares of the Series A Preferred Stock, but the Series A Preferred Stock shall not be entitled to vote as a separate class on an amendment increasing the number of authorized shares of a Junior Stock solely because both such classes vote on some or all matters as a single class; (V) change the shares of all or part of the Series A Preferred Stock into a different number of shares of the Series A Preferred Stock; (VI) create a new class of shares, or change a Junior Stock into a class of shares having rights or preferences with respect to dividends, distributions or to dissolution, liquidation or winding up of the Corporation that are prior, superior or substantially equal to the shares of the Series A Preferred Stock, or increase the rights, preferences or number of authorized shares of any class having rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the Series A Preferred Stock;
                         (VII) limit or deny an existing preemptive right of all or part of the shares of the Series A Preferred Stock; or (VIII) cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the Series A Preferred Stock;

                  (B) An authorization or increase in the number of shares or other units of any security convertible into, or exchangeable for, or evidencing the right to purchase, shares of the Series A Preferred Stock or any class of stock ranking prior to, or on a parity with, the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding up; and

                  (C) The amendment or repeal of the second and third sentences of this Section C.2.(c)(ii).

        (d) Dividend Rights.

             (i) Accrued Preferred Dividends. The dividends provided in this Certificate shall be cumulative, whether or not declared. On any date, the cumulative accrued dividend with respect to the Series A Preferred Stock (the "Accrued Preferred Dividend") shall be an amount equal to (A) 50% of the consolidated Retained Earnings of the Corporation as of the end of the Corporation's fiscal quarter immediately preceding the fiscal quarter in which occurs the date with respect to which the determination is being made, less (B) any amounts paid to the holders of the Series A Preferred Stock prior to such date pursuant to Sections C.2.(d)(ii), C.2.(e)(iv) and C.2.(f)(v). At any time, the Accrued Preferred Dividend with respect to each share of Series A Preferred Stock outstanding shall be an amount equal to the Accrued Preferred Dividend divided by 75,000.

             (ii) Payment of Accrued Preferred Dividend. Dividends are payable in cash (except as otherwise provided in Section C.2.(e)(iii) and subject to the applicable provisions of the General Corporation Law of the State of Delaware) (A) when and as declared by the Board of Directors, (B) upon conversion or redemption of the shares of Series A Preferred Stock or (C) upon liquidation, as provided herein. The declaration and payment of dividends on the Series A Preferred Stock, the amount thereof and the record date shall at all times be solely within the discretion of the Board of Directors, except upon conversion or redemption of such shares and upon liquidation, dissolution or winding up of the Corporation. Notwithstanding the foregoing, no Accrued Preferred Dividend shall be paid (except upon conversion or redemption of shares of the Series A Preferred Stock or liquidation, dissolution or winding up of the Corporation or a Dividend Distribution) unless at the time of the proposed payment:

                  (A) the cumulative Retained Earnings of the Corporation is positive; and

                  (B) the Net Income of the Corporation exceeds $1,000,000 in respect of the fiscal year immediately preceding the fiscal year of the Corporation in which the dividends are to be paid.

             (iii)  Dividend Payment Default.

                  (A) Whenever Accrued Preferred Dividends are not paid in full, thereafter and until all Accrued Preferred Dividends shall have been paid in full (determined as of the end of the Corporation's fiscal quarter immediately preceding the fiscal quarter in which such payment shall be made), the Corporation shall not declare or pay dividends, or make any other distributions, on any shares of Junior Stock, other than dividends or distributions payable in Junior Stock.

                  (B) Whenever a Dividend Payment Default exists, thereafter and until such Dividend Payment Default is remedied, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock; provided, however, that (1) the Corporation may at any time redeem, purchase or otherwise acquire shares of Junior Stock in exchange for any shares of Junior Stock; and (2) the Corporation may accept shares of any Junior Stock (I) for conversion, (II) for payment of the exercise price of employee stock options or (III) for redemptions, purchases or other acquisitions of shares acquired by exercise of employee stock options to the extent that the aggregate amount paid for such redemptions, purchases, or other acquisitions in any fiscal year of the Corporation, pursuant to this Section C.2.(d)(iii)(B), does not exceed $750,000.

                  (C) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation, unless the Corporation could pursuant to Section C.2.(d)(iii)(B) purchase such shares at such time and in such manner.

             (iv) Dividend Limit. No Dividend Distribution shall be made except from Retained Earnings, calculated net of Dividend Distributions.

                  (A) Notwithstanding anything to the contrary provided in this Certificate, no Dividend Distribution shall be made unless the Board of Directors shall declare a dividend with respect to the Series A Preferred Stock payable on or before the end of the Corporation's fiscal quarter in which the Dividend Distribution will occur, in an amount equal to the lesser of (A) 50% of the amount of such Dividend Distribution, or (B) the amount of the Accrued Preferred Dividend.

                  (B) For all purposes of this Certificate, Retained Earnings as of the end of any quarter shall be determined on the basis of the Unaudited Financial Statements for such quarter, except if such quarter is the fourth quarter in which case the determination shall be made based on the Certified Financial Statements of the Corporation for the fiscal year ended with the end of such fourth quarter.

        (e) Conversion Rights.

             (i) Conversion. Subject to the provisions for adjustment set forth in, and upon compliance with the provisions of, this Section C.2.(e), each share of the Series A Preferred Stock shall be convertible into a number of fully paid and nonassessable shares of Common Stock, determined as set forth below (said number of shares of Common Stock, as adjusted from time to time pursuant to the provisions of Section C.2.(e), being hereinafter referred to as the "Conversion Ratio"); provided, however, that the right to convert shall terminate at the close of business on the fifth business day prior to the date fixed by the Corporation for redemption pursuant to Section C.2.(f).

                  (A) At any time during the Conversion Period and provided that at such time as the conversion right is exercised the Corporation has Net Income, in respect of the fiscal year immediately preceding the fiscal year in which the conversion is being made, equal to or exceeding $1,000,000, the Conversion Ratio shall equal, for each share of Series A Preferred Stock, the product of (1) the excess of such Net Income over $1,000,000 divided by 12,000,000 and (2) [44.95] (the "Maximum Number");

                  (B) At any time during the Conversion Period and provided that at such time as the conversion right is exercised, calculated from the Effective Date, of the cumulative Net Revenues of the Corporation exceeds $50,000,000, the Conversion Ratio shall equal ____ shares of Common Stock for each share of Series A Preferred Stock; or

                  (C) At any time during the Conversion Period after the sale or transfer of a controlling interest in the Corporation or the sale or assignment of substantially all of the business or assets of the Corporation to a third party that is not a wholly-owned Subsidiary of the Corporation, the Conversion Ratio shall equal ____ shares of Common Stock for each share of Series A Preferred Stock.

             (ii)   Conversion Procedure.

                  (A) Conversion Based on Financial Statements. Not later than 5 days after the date of publication of (1) the Corporation's audited consolidated financial statements for each fiscal year ending prior to the end of the Conversion Period and (2) the Corporation's Form 10-Q for each fiscal quarter ending prior to the expiration of the Conversion Period, the Corporation shall deliver to the holders of the Series A Preferred Stock a notice together with a copy of the certificate referred to in Section C.2.(e)(iv) of this Certificate prepared with respect to such fiscal period (a "Certificate Notice"). Each Certificate Notice shall state: (1) that during the relevant Election Period, each holder may elect to convert all, but not less than all, his shares of Series A Preferred Stock in accordance with the provisions of Section C.2.(e)(i)(A) or (B); (2) that in order to exercise such conversion right, the holder must, within the Election Period, surrender the certificate representing such shares at the office of the Corporation and give written notice to the Corporation that such holder elects to convert the same, specifying the name or names and denominations in which such holder wishes the certificate or certificates for the Common Stock to be issued; and (3) the address of the office of the Corporation where certificates for such shares are to be surrendered. Notwithstanding anything to the contrary provided in this Section C.2.(e)(ii)(A), no conversion may be elected within the first quarter of any fiscal year of the Corporation.

                              In order to exercise the conversion privilege, the
                         holder of shares of Series A Preferred Stock to be converted shall, within the Election Period, surrender the certificate representing such shares at the office of the Corporation designated in such notice and give written notice to the Corporation at said office that such holder elects to convert the same. From and after the making of the election provided herein, all rights of a holder of shares of Series A Preferred Stock shall cease except for the right, upon surrender of the certificate representing such shares, to receive certificates representing shares of Common Stock and/or any Accrued Preferred Dividend as contemplated by this Section C.2.(e)(ii)(A).

                  (B) Conversion Based upon Consummation of a Sale. Not later than 15 days prior to the consummation of any event referred to in Section C.2.(e)(i)(C) (a "Sale"), the Corporation shall notify the holders of the Series A Preferred Stock of the occurrence of such Sale (a "Sale Advance Notice"). Each Sale Advance Notice shall state
                         (1) the anticipated date of consummation of such Sale and (2) that all shares of Series A Preferred Stock owned by each holder shall be automatically converted in accordance with Section C.2.(e)(i)(C) as a result of such Sale. Not later than 10 days following the consummation of a Sale referred to in a Sale Advance Notice, the Corporation shall notify the holders of the Series A Preferred Stock of the consummation of such Sale (a "Sale Notice"). Each Sale Notice shall state
                         (1) the date of consummation of such Sale (the "Sale Date"); (2) that all shares of Series A Preferred Stock owned by each holder have been automatically converted in accordance with Section C.2.(e)(i)(C) as a result of such Sale; (3) that, in order to receive the Common Stock and other consideration payable to such holder as a result of such conversion, such holder must surrender the certificate representing all of his shares Series A Preferred Stock at the office of the Corporation within thirty days following the date of receipt of the Sale Notice, specifying the name or names and denominations in which such holder wishes the certificate or certificates for the Common Stock to be issued; and (4) the address of the office of the Corporation where certificates for such shares are to be surrendered.

                              In order to exercise the conversion privilege, the
                         holder of shares of Series A Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation designated in such Sale Notice within thirty days following the receipt of the Sale Notice. From and after the delivery of the Sale Notice, all rights of a holder of shares of Series A Preferred Stock shall cease except for the right upon surrender of the certificate representing such shares to convert such shares into certificates representing shares of Common Stock and any Accrued Preferred Dividend as contemplated by this Section C.2.(e)(ii). The failure of a holder of shares of Series A Preferred Stock to submit the certificate representing his shares of Series A Preferred Stock to the Corporation in accordance with the Sale Notice shall not terminate such holder's right to receive the Common Stock for which such shares were converted or any Accrued Preferred Dividend payable with respect to such shares, but the Corporation shall not be obligated to pay interest or any other allowance for the delay in payment of any Accrued Preferred Dividend or any other amounts or consideration payable to such holder.

                  (C) Issuance of Certificates. Upon submission of his shares of Series A Preferred Stock pursuant to Section C.2.(e)(ii)(A) or (B), each holder shall specify the name or names and denominations in which such holder wishes the certificate or certificates for the Common Stock to be issued (which notice may be in the form of a notice of election to convert, which may be printed on the reverse of the certificates for the shares of Series A Preferred Stock). Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, the shares surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney, and by an amount sufficient to pay any transfer or similar tax. Other than transfer taxes, the Corporation shall pay all expenses in connection with the conversion and issuance of Common Stock thereupon, other than personal expenses of the converting holder (including, without limitation, income taxes).

                  (D) Notice Delivery. Any notice delivered pursuant to this Section C.2.(e)(ii) shall be sent by facsimile, personal delivery, overnight courier or certified mail return receipt requested, in each case notice being effective on receipt.

             (iii) Accrued Preferred Dividend. The holders of shares of Series A Preferred Stock shall be entitled to receive any unpaid Accrued Preferred Dividend payable with respect to such shares calculated:

                  (A) In the case of a conversion under Section C.2.(e)(ii)(A) or (B), as of the end of the Corporation's fiscal quarter immediately preceding the fiscal quarter in which occurs the date on which the shares of Common Stock issuable with respect to a conversion of such shares are issued in accordance with Section C.2.(e)(iv) (the "Conversion Date"), without further action, based upon the Unaudited Financial Statements for such immediately preceding fiscal quarter. At the sole option of the Corporation and provided that the issuance of such additional shares of Common Stock has been approved by a majority of the holders of the Common Stock, in the event that less than a majority of the then outstanding shares of Series A Preferred Stock are converted in any fiscal year of the Corporation, the Accrued Preferred Dividend may be paid in the form of Common Stock. In such event, the number of shares of Common Stock to be issued to a holder of shares of Series A Preferred Stock shall be determined by dividing the amount of the Accrued Preferred Dividend payable to such holder by the Current Market Price of the Common Stock on the date of such holder's notice delivered to the Corporation pursuant to Section C.2.(e)(ii). Such payment in shares shall be made at the time that the shares of Common Stock into which the Series A Preferred Stock is converted are issued pursuant to Section C.2.(e)(iv).

                  (B) In the case of a conversion under Section C.2.(e)(ii)(C), as of the Sale Date, without further action. In such event, the Accrued Preferred Dividend shall be determined based upon the Retained Earnings of the Corporation as of the last day of the quarter of the Corporation's fiscal year ending immediately prior to the Sale Date, plus or minus the product of (1) the number of days between the end of the immediately preceding quarter and the Sale Date, times (2) the quotient of (I) the difference between the Retained Earnings as of the end of the immediately preceding fiscal quarter and the end of the second immediately preceding quarter, divided by (II) the number of days in the first immediately preceding quarter. The Retained Earnings for such immediately preceding quarter shall be based upon the figures contained in the Certified Financial Statements of the Corporation, where such quarter is the Corporation's fourth quarter and such Certified Financial Statements are available or Unaudited Financial Statements of the Corporation, if such quarter is any quarter other than the fourth quarter of the Corporation's fiscal year.

                  (C) Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

             (iv) Issuance of Common Stock and Payment of Accrued Preferred Dividend. As promptly as practicable after the surrender of the certificates for shares of Series A Preferred Stock as aforesaid, but in no event later than five business days after the holder's compliance with the requirements in this Section C.2.(e) for conversion, the Corporation shall issue and shall deliver to such holder, or according to his written instructions, (A) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section C.2.(e), and with respect to an Accrued Preferred Dividend settled in shares of Common Stock pursuant to Section C.2.(e)(iii), and (B) a certified or bank check in the amount of the Accrued Preferred Dividend payable with respect to such shares of Series A Preferred Stock pursuant to Section C.2.(e)(iii), and any amount payable in lieu of fractional shares. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day prior to (A) the Conversion Date, in the case of a conversion under Section C.2.(e)(i)(A) or (B); and (B) the Sale Date, in the case of a conversion pursuant to Section C.2.(e)(i)(C), and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date. All shares of Common Stock delivered upon conversion of the shares of Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges of the Corporation and not subject to any preemptive rights.

             (v) Fractional Interests. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock, the Corporation shall pay to the holder of such share of Series A Preferred Stock an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to the Current Market Price of the Common Stock on the trading day immediately preceding the day of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of the shares of Series A Preferred Stock so surrendered.

             (vi) Adjustments to Conversion Ratio. The Conversion Ratio for each share of Series A Preferred Stock set forth in Section C.2.(e)(i) and the Maximum Number, shall be subject to adjustments, from time to time, which shall be made to the nearest one-thousandth of a share of Common Stock or, if none, to the next lower one-thousandth and which shall be made, from time to time, upon the occurrence of the following events:

                  (A) If the Corporation shall pay to the holders of its Common Stock a dividend in shares of Common Stock or in securities convertible into Common Stock other than the shares of Series A Preferred Stock, the Conversion Ratio and the Maximum Number shall be proportionately increased, effective at the opening of business on the next full business day after the record date fixed for the determination of the holders of Common Stock entitled to such dividend.

                  (B) If the Corporation shall subdivide the outstanding shares of its Common Stock into a greater number of shares or combine the outstanding shares into a smaller number, the Conversion Ratio and the Maximum Number shall be proportionately increased in the case of a subdivision or decreased in the case of a combination, effective at the opening of business on the next full business day after the day such action becomes effective.

                  (C) If the Corporation shall issue to the holders of its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock at a price less than the Current Market Price of the Corporation's Common Stock at the record date fixed for the determination of the holders of Common Stock entitled to such rights or warrants, the Conversion Ratio and the Maximum Number shall be increased, effective at the opening of business on the next full business day after such record date, to the respective amounts determined by multiplying such Conversion Ratio and the Maximum Number by a fraction, the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately prior to such record date plus the number of additional shares of its Common Stock offered for subscription or purchase and the denominator of which is said number of shares outstanding immediately prior to such record date plus the number of shares of Common Stock of the Corporation which the aggregate subscription or purchase price of the total number of shares so offered would purchase at the Current Market Price of the Corporation's Common Stock at such record date.

                  (D) If the Corporation shall distribute to the holders of its Common Stock any evidences of its indebtedness, any other security not convertible into Common Stock other than Common Stock, or any rights or warrants to subscribe for any security other than its Common Stock, or any other assets (excluding cash dividends paid in the ordinary course of business), the Conversion Ratio and the Maximum Number shall be increased, effective at the opening of business on the next full business day after the record date fixed for the determination of the holders of Common Stock entitled to such distribution, to the respective amounts determined by multiplying such Conversion Ratio and the Maximum Number by a fraction, the numerator of which is the Current Market Price of one share of the Corporation's Common Stock at such record date and the denominator of which is such Current Market Price less the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive) of such evidences of indebtedness, securities, rights, warrants or other assets (excluding dividends and distributions in cash as aforesaid) so distributed that is applicable to one share of Common Stock.

                  (E) Anything in this Section C.2.(e)(vi) to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Ratio and the Maximum Number in any case in which the amount by which such Conversion Ratio and the Maximum Number would be adjusted in accordance with the foregoing provisions would be less than 3% of such Conversion Ratio and the Maximum Number, as the case may be, before such adjustment, but in such case any adjustment that would otherwise be required then to be made will be carried forward and made at the time of, and together with, the next subsequent adjustments which, together with any and all such adjustments so carried forward, shall amount to 3% or more of such Conversion Ratio and the Maximum Number before such adjustments.

                  (F) For purposes of this Section C.2.(e)(vi), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

                         Whenever the Conversion Ratio is adjusted pursuant to
                    this Section C.2.(e)(vi), the Corporation shall promptly after the adjustment (1) place on file at its offices and at the offices of each of its transfer agents, if any, for the Series A Preferred Stock, a statement signed by the Chairman of the Board, the President or a Vice President of the Corporation and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment, the method by which the adjustment is calculated and the Conversion Ratio and the Maximum Number after such adjustment and shall make such statement available for inspection by shareholders of the Corporation; and (2) mail or cause to be mailed by its transfer agent to each holder of record of the Series A Preferred Stock a notice stating the adjustment, the method by which the adjustment is calculated and the adjusted Conversion Ratio and the Maximum Number, with a statement of any firm of independent certified public accountants of nationally recognized standing (which may be the firm regularly retained by the Corporation) to the effect that such adjustment is in accordance with this Section C.2.(e).

             (vii) In case of any reclassification or change of the outstanding shares of Common Stock of the Corporation (except a subdivision or combination of shares), effective provision shall be made by the Corporation (A) that the holder of each share of Series A Preferred Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock or other securities, upon such reclassification or change, by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior thereto, and (B) that there shall be subsequent adjustments of the Conversion Ratio and the Maximum Number which shall be equivalent, as nearly as practicable, to the adjustments provided for in Section C.2.(e)(vi), above. The provisions of this Section C.2.(e)(vii) shall similarly apply to successive reclassifications or changes. Any provision that shall be made for the purposes specified herein before in this Section C.2.(e)(vii) that shall be approved by a resolution or resolutions of the Board of Directors of the Corporation and that shall, in the written opinion of a firm of independent certified public accountants of nationally recognized standing selected by the Corporation (which may be the firm regularly retained by the Corporation), be fair and equitable, shall be binding and conclusive upon all holders of shares of Series A Preferred Stock then outstanding. In the event that securities or property other than Common Stock shall be issuable or deliverable upon any of the events referred to in this Section C.2.(e)(vii), all references in this Section C.2.(e)(vii) shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

             (viii) In case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the assets or property of the Corporation (each of the foregoing being referred to as a "Transaction"), each share of Series A Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). The number of shares of stock and other consideration into which each share of Series A Preferred Stock shall be converted shall be determined according to the Conversion Ratio and Maximum Number set forth in Section C.2.(e)(i). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section C.2.(e)(viii). shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

             (ix) Shares of Series A Preferred Stock converted as provided herein shall become authorized and unissued shares of Preferred Stock which may thereafter be designated as shares of any other series.

             (x) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock.

        (f) Redemption Rights.

             (i) Redemption. All, but not less than all, the Series A Preferred Stock shall be subject to redemption in whole at the sole and absolute discretion of the Corporation at any time after the date of issuance of the Series A Preferred Stock, provided, however, that such redemption right may not be exercised by the Corporation if on the date that the Corporation elects to exercise its redemption rights the Current Market Price of the Common Stock is less than $1.00 per share as appropriately adjusted with respect to any subdivisions, stock dividends or combinations of the Common Stock, except with the consent of the holders of two-thirds of the outstanding shares of Unistar Preferred Stock.

             (ii) Redemption Notice. In the event that the Corporation shall redeem all shares of Series A Preferred Stock, notice of such redemption (the "Redemption Notice") shall be given by personal delivery, overnight courier or certified mail, return receipt requested, not less than 30 nor more than 60 days prior to the redemption date, to each holder of the Series A Preferred Stock at his address on the transfer books of the Corporation. Such notice shall be effective upon receipt and shall state: (A) the date on which such redemption shall take place (the "Redemption Date"); (B) that all shares of Series A Preferred Stock are to be redeemed; (C) the office of the Corporation where certificates for such shares are to be surrendered; and (D) that Accrued Preferred Dividends on the shares to be redeemed will be determined as of and payable on the Redemption Date. On the Redemption Date, each share of Series A Preferred Stock then outstanding shall be converted, without the necessity of any action by the Board of Directors, into a right to receive ________ shares of Common Stock. The redemption ratio set forth in this Section C.2.(f)(ii) shall be adjusted in the same manner as the Conversion Ratio and Maximum Number are adjusted pursuant to Section C.2.(e)(vi). From and after the Redemption Date, all rights of a holder of shares of Series A Preferred Stock shall cease except for the right, upon surrender of the certificate representing such shares, to receive certificates representing shares of Common Stock for which such shares were redeemed together with any payment in lieu of a fractional share of Common Stock and of any Accrued Preferred Dividend as contemplated by this Section. Each holder of Series A Preferred Stock shall be deemed to be a holder of Common Stock on the Redemption Date.

             (iii) Timing of Redemption. Within 30 business days after receipt of the Redemption Notice, the holder of each share of Series A Preferred Stock shall surrender the certificate representing such share at the office of the Corporation and shall give written notice to the Corporation at said office specifying the name or names and denominations in which such holder wishes the certificate or certificates for the Common Stock to be issued (which notice may be printed on the reverse of the certificates for the shares of Series A Preferred Stock). Unless the shares issuable on redemption are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for redemption shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney, and by an amount sufficient to pay any transfer or similar tax. The Corporation shall pay all other expenses in connection with the redemption and issuance of Common Stock.

             (iv) Accrued Preferred Dividend. The holders of shares of Series A Preferred Stock shall be entitled to receive any Accrued Preferred Dividend payable with respect to such shares calculated as of the Redemption Date in accordance with Section C.2.(d)(i) and (ii) (based, however, on the Retained Earnings of the Corporation as of the Redemption Date, determined in accordance with the next sentence of this Section C.2.(f)(iv), without the necessity of any action by the Board of Directors. For purposes of this Section C.2.(f), the consolidated Retained Earnings of the Corporation as of the Redemption Date shall be the sum of
                    (A) the consolidated Retained Earnings of the Corporation
                    (1) if the Redemption Date occurs within the first quarter of the Corporation's fiscal year, as of the end of the immediately preceding fiscal year of the Corporation (based on the Certified Financial Statements of the Corporation), or (2) if the Redemption Date occurs within any of the last three quarters of the Corporation's fiscal year, as of the end of the Corporation's fiscal quarter immediately preceding the quarter in which the Redemption Date occurs (based on the Unaudited Financial Statements of such immediately preceding quarter), plus or minus (B) the product of (1) the number of days between the end of the immediately preceding quarter and the Redemption Date, times
                    (2) the quotient of (I) the difference between the Retained Earnings as of the end of the immediately preceding fiscal quarter and the end of the second immediately preceding quarter, divided by (II) the number of days in the first immediately preceding quarter, provided, however, that in the event that the Corporation delivers its Redemption Notice within five business days following the date that the Corporation's Certified Financial Statements or Unaudited Financial Statements for the immediately preceding fiscal quarter are published, the consolidated Retained Earnings shall be determined as of the end of such immediately preceding fiscal quarter and no adjustment shall be made with respect to the period between the last day of such immediately preceding fiscal quarter and the Redemption Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on redeemed shares or for dividends on the shares of Common Stock issued upon such redemption.

             (v) Issuance of Common Stock and Payment of Accrued Preferred Dividend. As promptly as practicable after the surrender of the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at the office of any transfer agent for the Common Stock to such holder, or according to such holder's written instruction, (A) a certificate or certificates for the number of full shares of Common Stock issuable upon the redemption of such shares in accordance with the provisions of this Section and (B) a certified or bank check in the amount of the Accrued Preferred Dividend payable with respect to such shares and any amount in lieu of fractional shares. Any fractional interest in respect of a share of Common Stock arising upon such redemption shall be settled as provided in Section C.2.(f)(vi).

                  The redemption shall be deemed to have been effected
            immediately prior to the close of business on the Redemption Date and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such redemption shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date. All shares of Common Stock delivered upon redemption of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges of the Corporation and not subject to any preemptive rights.

             (vi) Fractional Shares. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon redemption of shares of Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the redemption of a share of Series A Preferred Stock, the Corporation shall pay to the holder of such share of Series A Preferred Stock an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to the Current Market Price of the Common Stock on the trading day next preceding the day of Redemption Date multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share of Series A Preferred Stock shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of the shares of Series A Preferred Stock so surrendered.

        (g) Liquidation Rights.

             (i) Upon any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of Series A Preferred Stock then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any class of Junior Stock upon liquidation, an amount equal to $3,500,000, together with any Accrued Preferred Dividend as of the date of the distribution, determined in accordance with the method set forth in Section C.2.(f)(iv). Notwithstanding the foregoing, the holders of the shares of Series A Preferred Stock shall have no direct claim on the assets of the Corporation.

             (ii) After the payment to the holders of the shares of Series A Preferred Stock of the full preferential amounts provided for in this Section C.2.(g), the holders of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

             (iii) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the shares of Series A Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of Series A Preferred Stock are not paid in full, the holders of the shares of Series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

             (iv) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section C.2.(g).

        (h) Books and Records. The Corporation shall assure that accurate books and records are maintained by the Corporation and all its Affiliates sufficient to permit the holders of Series A Preferred Stock and their representatives to verify any amounts that are due to them, the reports submitted to them by the Corporation and the occurrence of the events which entitle them to increased voting rights, dividends, conversion rights and other rights pursuant to this Certificate, and will make available to the holders of Series A Preferred Stock and their representatives, for inspection and copying upon reasonable notice to the Corporation and during normal business hours, such books, records and work papers as are reasonably deemed by such holders and their representatives to be necessary in order to verify the foregoing amounts, reports and events, during regular business hours, at the holders' expense.

        (i) Dispute Resolution.

             (i) If the holders of 25% or more of the then outstanding shares of Series A Preferred Stock disagree with the Corporation's calculations of any amounts that affect such holders' rights with respect to such stock, including but not limited to, the Conversion Ratio (and adjustments thereto), Net Income and Net Revenues of the Corporation and its Affiliates, such holders may, within 60 days after delivery of any disputed amount, deliver a notice or notices to the Corporation disagreeing with such calculation and setting forth those items or amounts as to which they disagree.

             (ii) If a notice or notices of disagreement shall be duly delivered pursuant to Section C.2.(i)(i), such holders and the Corporation shall, during the 15 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts. If, during such period, such holders and the Corporation are unable to reach such agreement, they shall promptly thereafter mutually appoint Arthur Andersen LLP (unless either such holders or the Corporation object to such appointment, in which case they shall mutually appoint other independent accountants of nationally recognized standing who shall not have any material relationship with the Corporation or its Affiliates and who shall be satisfactory to both such holders and the Corporation) who shall promptly review the disputed items or amounts for the purpose of determining the correct amounts in accordance with this Certificate. In making such calculation, such independent accountants shall consider only those items or amounts as to which such holders have disagreed and the Corporation's calculation of such amounts and the Corporation's and such holders' reasons therefor. Such independent accountants shall deliver to such holders and the Corporation, as promptly as practicable, a report setting forth such calculation. In the absence of manifest error, such report shall be final and binding upon such holders and the Corporation. The cost of such review and report shall be borne by such holders and the Corporation as follows: if the amount resulting from the resolution of the dispute results in a change of more than 5% of the amount reported earlier, the Corporation shall bear 100% of the cost, but if the change resulting from the resolution of the dispute is less than 5% of the amount reported earlier, the Corporation shall bear 50% of such cost and the disputing holders shall bear the other 50% pro rata to the increase in the amounts they receive upon such resolution.

        (j) Calculation of Relevant Amounts. As long as any shares of Series A Preferred Stock are outstanding, the Corporation shall cause to be prepared (at its expense) and delivered to each holder of record of Series A Preferred Stock, not later than the date on which the Corporation's audited consolidated financial statements are published for each fiscal year and not later than the date on which the Corporation's Form 10-Q is published for each fiscal quarter, detailed statements setting forth all calculations that are relevant for purposes of determining the rights and privileges incident to the Series A Preferred Stock, including, but not limited to, Current Market Price, Conversion Ratio, Maximum Number, Net Income, Net Revenues and Accrued Preferred Dividends, based on the Certified Financial Statements of the Corporation if the amounts relate to the end of a fiscal year and the Unaudited Financial Statements if the amounts relate to a fiscal quarter. Said calculations shall be accompanied by a certification of both the chief financial officer of the Corporation and a firm of independent certified public accountants of nationally recognized standing (which may be the firm regularly retained by the Corporation) to the effect that said statements accurately reflect the items purported to be set forth therein and were prepared in accordance with the terms of this Certificate. Any disputes with respect to any of the calculations referred to in this Section C.2.(j) shall be subject to the provisions of Section C.2.(i) above with respect to Dispute Resolution.

        (k) Enforcement of Rights. Any holder of Series A Preferred Stock may proceed to protect and enforce his rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        (l) Series A Director. While any of the Series A Preferred Stock is outstanding, at each annual meeting of the stockholders at which a vacancy exists in the position of Series A Director (as hereinafter defined ), the holders of a majority of the outstanding Series A Preferred Stock, voting as a single class, to the exclusion of holders of Junior Stock meaning any capital stock of the Corporation ranking junior (either as to dividends, redemption or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, shall have the right to nominate one director for election to the Board of Directors (the "Series A Director"). The Corporation shall use its best efforts to cause each such nominee to be elected as a member of its Board of Directors. The designee of the holders of the Series A Preferred Stock on the Board of Directors may be removed, and may only be removed, with or without cause, by the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class. Any vacancy in the position of Series A Director shall be filled by a majority vote of the holders of the Series A Preferred Stock voting as a separate class.

      FIFTH:      Unless  required by law or determined by the chairman of the meeting to be advisable, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

      SIXTH:

      A. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors consisting of not less than five nor more than nine directors, with the exact number of directors constituting the entire Board of Directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. For purposes of this Amended and Restated Certificate of Incorporation, "the entire Board of Directors" shall mean the number of directors that would be in office if there were no vacancies nor any unfilled newly created directorships.

      B. The Board of Directors shall be divided into three classes, Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the entire Board of Directors. Class I directors shall be initially elected for a term expiring at the first succeeding annual meeting of stockholders, Class II directors shall be initially elected for a term expiring at the second succeeding annual meeting of stockholders and Class III directors shall be initially elected for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders following 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of the stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Directors chosen to fill any such vacancy shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified.

      C. The Board of Directors shall be authorized to adopt, make, amend, alter, change, add to or repeal the By-Laws of the Corporation, subject to the power of the stockholders to amend, alter, change add or repeal the By-Laws made by the Board of Directors.

      SEVENTH: The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.

      EIGHTH:

      A. Each person who was or is made a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was or has agreed to become a director or office of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware against all costs, expenses (including, but not limited to, attorneys' fees), judgments, fines, penalties, damages, losses, liabilities and amounts paid in settlement that are actually and reasonably incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 30 days after the receipt by the Corporation of a written statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that it shall be a condition precedent to the advance payment of such expenses that there shall have been delivered to the Corporation a written undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified hereunder or otherwise. No bond or other security shall be required.

      B. The Corporation shall not be obligated to reimburse the costs of any settlement to which it has not agreed.

      C. No amendment, termination or repeal of this Article EIGHTH or any of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall in any way diminish the rights of any director or officer of the Corporation to indemnification or to the advancement of costs and expenses under the provisions of this Article EIGHTH with respect to any proceeding arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

      D. If this Article EIGHTH or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify, and advance costs and expenses to, each director or officer of the Corporation as to any costs, expenses (including, but not limited to, attorneys' fees), judgments, fines, penalties, damages, losses, liabilities and amounts paid in settlement with respect to any proceeding, to the full extent permitted by any applicable portion of this Article EIGHTH that shall not have been invalidated and to the fullest extent permitted by law.

      E. If the General Corporation Law of the State of Delaware is amended after the filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to further expand the indemnification permitted to directors and officers of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

      NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director provided that this provision shall not eliminate or limit the liability of a directors: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (ii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) or any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the initial filing of this Amended and Restated Certificate of Incorporation to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment, termination or repeal of this Article NINTH shall in any way diminish any right or protection of a director of the Corporation that existed at the time of the final adoption of such amendment, termination or repeal.

      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chairman and attested by its Secretary, and has caused its corporate seal to be hereunto affixed, this ___ day of ______, 1998.


                                          UNISTAR GAMING CORP.



                                          By:   _____________________________
                                                Chairman

ATTEST:


By:   _____________________________
      Secretary